Exhibit 99.2

Unless indicated otherwise or the context requires otherwise: all references to “Petrohawk”, “Company”,” us”, “we”, “our”, or “ours”, refer to Petrohawk Energy Corporation and its consolidated subsidiaries; all references to “KCS” refer to KCS Energy, Inc. and its consolidated subsidiaries; all references to the “KCS Merger” refer to our pending combination with KCS through a merger of KCS into us; and the reference to the “Winwell acquisition” refers to our acquisition of Winwell Resources, Inc. and selected properties from Redley Company on January 27, 2006;

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined financial information and explanatory notes for the three months ended March 31, 2006, the three months ended March 31, 2005 and for the year ended December 31, 2005 presents our historical results of operations on a pro forma basis, taking into consideration our July 28, 2005 acquisition of Mission Resources Corporation and the January 27, 2006 Winwell acquisition. These unaudited pro forma condensed combined statements of operations present how the results of operations of Petrohawk, Mission and Winwell may have historically appeared had these transactions actually been consummated on January 1, 2005.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of us, Mission Resources Corporation and Winwell Resources, Inc., which are included in certain of our SEC filings that are available to the public over the Internet at the SEC’s website of www.sec.gov.

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2006

(In thousands, except per share amounts)

	Petrohawk Historical	Winwell Historical(9)	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas sales	$103,006	$2,842	$—		$105,848
Operating Expenses:
Production expenses:
Lease operating	11,549	358	(113	)(8)	11,794
Workover and other	719	—	—		719
Taxes other than income	8,298	111	—		8,409
Gathering, transportation and other	1,872	—	113	(8)	1,985
General and administrative:
General and administrative expense	6,044	435	—		6,479
Stock-based compensation	644	—	—		644
Accretion expense	438	—	—		438
Depreciation, depletion and amortization	37,012	732	(37,744	)(3)	37,627
			37,627	(3)

Total operating expenses	66,576	1,636	(117)		68,095

Income from operations	36,430	1,206	117		37,753
Other income (expenses):
Gain on derivative contracts	24,803	—	—		24,803
Interest expense and other	(9,072)	104	541	(4)	(9,311)
			(884	)(4)

Total other income (expenses)	15,731	104	(343)		15,492

Income (loss) before income taxes	52,161	1,310	(226)		53,245
Income tax (provision) benefit	(19,222)	(498)	19,720	(5)	(19,621)
			(19,621	)(5)

Net income (loss)	32,939	812	(127)		33,624
Preferred dividends	(108)	—	—		(108)

Net income (loss) available (applicable) to common shareholders	$32,831	$812	$(127)		$33,516

Earnings per share of common stock:
Basic	$0.40				$0.40
Diluted	$0.39				$0.39
Weighted average of shares outstanding:
Basic	81,961		1,300	(6)	83,261
Diluted	84,219		1,300	(6)	85,519

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months March 31, 2005

(In thousands, except per share amounts)

	Petrohawk Historical	Mission Historical	Winwell Historical	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas sales	$32,326	$33,594	$8,435	$3,855	(1)	$78,210
Operating Expenses:
Production expenses:
Lease operating	4,524	8,082	1,205	(1,430	)(8)	12,381
Workover and other	421	—	—	976	(8)	1,397
Taxes other than income	2,326	2,500	320	—		5,146
Gathering, transportation and other	333	—	—	454	(8)	787
General and administrative:
General and administrative expense	3,300	3,399	1,897	(2,010	)(2)	6,586
Stock-based compensation	1,579	—	—	—		1,579
Accretion expense	189	420	13	—		622
Depreciation, depletion and amortization	10,625	10,419	2,168	(23,212	)(3)	32,975
				32,975	(3)

Total operating expenses	23,297	24,820	5,603	7,753		61,473

Income (loss) from operations	9,029	8,774	2,832	(3,898)		16,737
Other income (expenses):
Loss on derivative contracts	(28,652)	—	—	(3,855	)(1)	(48,450)
				(15,943	)(1)
Interest expense and other	(3,349)	(4,272)	62	4,272	(4)	(8,926)
				(4,755	)(4)
				(884	)(4)

Total other income (expenses)	(32,001)	(4,272)	62	(21,165)		(57,376)

(Loss) income before income taxes	(22,972)	4,502	2,894	(25,063)		(40,639)
Income tax benefit (provision)	8,720	(1,666)	(851)	(6,203	)(5)	15,427
				15,427	(5)

Net (loss) income	(14,252)	2,836	2,043	(15,839)		(25,212)
Preferred dividends	(109)	—	—	—		(109)

Net (loss) income (applicable) available to common stockholders	$(14,361)	$2,836	$2,043	$(15,839)		$(25,321)

Loss per share of common stock:
Basic	$(0.36)					$(0.37)
Diluted	$(0.36)					$(0.37)
Weighted average of shares outstanding:
Basic	39,980			19,565	(7)	69,223
				9,678	(6)
Diluted	39,980			19,565	(7)	69,223
				9,678	(6)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2005

(In thousands, except per share amounts)

	Petrohawk Historical	Mission Historical(10)	Winwell Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas sales	$258,039	$90,856	$54,585	$10,366	(1)	$413,846
Operating Expenses:
Production expenses:
Lease operating	30,784	18,803	5,503	(3,784	)(8)	51,306
Workover and other	3,265	—	—	1,783	(8)	5,048
Taxes other than income	18,497	6,672	1,132	—		26,301
Gathering, transportation and other	2,030	—	—	2,001	(8)	4,031
General and administrative:
General and administrative expense	21,214	10,536	4,517	(2,010	)(6)	34,257
Stock-based compensation	3,820	—	21,092	—		24,912
Accretion expense	1,157	842	45	—		2,044
Depreciation, depletion and amortization	73,382	23,226	12,585	(109,193	)(3)	138,151
				138,151	(3)

Total operating expenses	154,149	60,079	44,874	26,948		286,050

Income (loss) from operations	103,890	30,777	9,711	(16,582)		127,796
Other income (expenses):
Loss on derivative contracts	(100,380)	—	—	(10,366	)(2)	(128,229)
				(17,483	)(2)
Interest expense and other	(29,207)	(11,318)	795	10,182	(4)	(42,596)
				(9,510	)(4)
				(3,538	)(4)

Total other income (expenses)	(129,587)	(11,318)	795	(30,715)		(170,825)

(Loss) income before income taxes	(25,697)	19,459	10,506	(47,297)		(43,029)
Income tax benefit (provision)	9,063	(4,661)	(3,091)	(1,311	)(5)	15,723
				15,723	(5)

Net (loss) income	(16,634)	14,798	7,415	(32,885)		(27,306)
Preferred dividends	(440)	—	—	—		(440)

Net (loss) income (applicable) available to common stockholders	$(17,074)	$14,798	$7,415	$(32,885)		$(27,746)

Loss per share of common stock:
Basic	$(0.31)					$(0.37)
Diluted	$(0.31)					$(0.37)
Weighted average of shares outstanding:
Basic	54,752			11,203	(7)	75,633
				9,678	(6)
Diluted	54,752			11,203	(7)	75,633
				9,678	(6)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Adjustments Related to the Acquisitions

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(1) To reflect our recognition of mark-to-market losses associated with derivative liabilities assumed in the acquisition of Mission ($10.4 million realized loss, $17.5 million unrealized loss for the year ended December 31, 2005; $3.9 million realized loss and $15.9 million unrealized loss for the three months ended March 31, 2005). These derivative positions are presented at fair value on the balance sheet with changes in fair value reflected in the combined statement of operations.

(2) Consulting and legal fees of approximately $2 million were reported by Mission in general and administrative expenses. These costs are directly attributable to the transaction and have been excluded from the pro forma financial statements as they represent material nonrecurring charges.

(3) To adjust historical depletion expense associated with oil and gas properties based on the pro forma allocation of purchase price for each respective transaction using the unit of production method under the full cost method of accounting.

(4) This adjustment increases interest expense for the effect of the additional debt assumed, the additional amounts borrowed and the premium paid in conjunction with the tender offer. This adjustment decreases interest expense for the effect of the 2011 Notes premium recorded in conjunction with purchase accounting on the Mission acquisition. The interest rate used in the calculation of interest expense is based on actual interest rates.

(5) To record income tax expense on the combined company results of operations based on our effective tax rate of 36.54% for the year ended December 31, 2005, 36.85% for the three months ended March 31, 2006 and 37.96% for the three months ended March 31, 2005.

(6) To record the incremental share impact on our basic and diluted weighted average shares outstanding as a result of the acquisition of Winwell. This adjustment is recorded to reflect the issuance of 9.678 million shares of common stock as if the transaction had occurred at the beginning of each respective period.

(7) To record the incremental share impact on our basic and diluted weighted average shares outstanding as a result of its acquisition of Mission on July 28, 2005. This adjustment is recorded to reflect the issuance of 19.565 million shares of common stock as if the transaction had occurred on January 1, 2005.

(8) To reclass certain historical amounts to conform with Petrohawk’s current presentation.

(9) Represents historical information for Winwell for the period of January 1, 2006 through January 26, 2006. Winwell’s financial results from January 27, 2006 through March 31, 2006 are included in Petrohawk’s consolidated financial results.

(10) Represents historical information for Mission for the period of January 1, 2005 through July 27, 2005. Mission’s financial results from July 28, 2005 through December 31, 2005 are included in Petrohawk’s historical financial results.